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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CASTLE BRANDS INC.

          Castle Brands Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is Castle Brands Inc.

          2. The Corporation was originally incorporated under the name GSRWB, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware is July 7, 2003, as amended on November 21, 2003 and further amended on February 12, 2004 and further amended on November 30, 2004.

          3. This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation as now in effect. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board") and stockholders of the Corporation entitled to vote in respect thereof in the manner and by the vote prescribed by Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

          4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is Castle Brands Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, DE 19808. The name of its registered agent at such address is Corporation Service Company in the County of New Castle.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

     FOURTH: (a) Authorized Capital Stock. The Corporation shall be authorized to issue Fifty Million (50,000,000) shares of capital stock, of which (i) Forty Five Million (45,000,000) shares shall be common stock, par value $.01 per share (the "Common Stock") and (ii) Five Million (5,000,000) shares shall be preferred stock, par value $.01 per share (the "Preferred Stock").

     (b) Common Stock. Except as otherwise provided by law or by this Amended and Restated Certificate of Incorporation (including any certificate filed with the Secretary of State
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of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section (c) of this Article Fourth), the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class. The holders of shares of Common Stock shall not have cumulative voting rights.

     (c) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to fix by resolution or resolutions the voting powers, if any, designations, powers, preferences and the relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board except as otherwise provided herein or required by law.

     (a) Board of Directors. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, by resolution of the Board.

     (b) Election of Directors. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     (c) Terms of Directors. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (d) (1) Notwithstanding the foregoing, whenever, pursuant to the provisions of Article Fourth of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto.

          (2) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article Fourth hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation


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shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

     (e) Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any and all vacancies on the Board, however occurring, including, without limitation, by reason of an increase in size of the Board, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board. Any director appointed in accordance with the preceding sentence shall hold office until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

     SEVENTH: (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit


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of the heirs, executors and administrators of such person; provided, however, that, except as provided in paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his capacity as such in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) If a claim under paragraph (a) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation (as it may be amended), the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.


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          (e) Any amendment, repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

     EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

     NINTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board shall have the power to adopt, amend, alter or repeal the Corporation's By-laws. The affirmative vote of at least a majority of the entire Board shall be required to adopt, amend, alter or repeal the Corporation's By-laws.

     TENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation are granted subject to this reservation. No amendment or repeal of this Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board pursuant to a resolution adopted by the Board in accordance with
Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Amended and Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, Castle Brands Inc. has caused this Amended and Restated Certificate of Incorporation to be executed this __ day of ______, 2005.

                                        CASTLE BRANDS INC.


                                        By:
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                                            Mark E. Andrews
                                            Chairman of the Board and
                                            Chief Executive Officer


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